                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): January 18, 1995



                          THE WILLIAMS COMPANIES, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                  1-4174                            73-0569878
- ---------------           ------------                      -----------------
(State or other           (Commission                       (I.R.S. Employer
jurisdiction of           File Number)                      Identification No.)
 incorporation)



One Williams Center, Tulsa, Oklahoma                                 74172
- ------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code: (918)588-2000



                                 Not Applicable
- ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

         On December 12, 1994, The Williams Companies, Inc., ("Williams") entered into a merger agreement among Transco Energy Company ("Transco") and WC Acquisition Corp., a wholly owned subsidiary of Williams, (the "Agreement"). Under the terms of the Agreement, on December 16, 1994, Williams filed a Tender Offer Statement pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission on Schedule 14D-1 relating to Williams' offer to purchase up to 24.6 million shares, or 60 percent, of Transco's common stock (including attached common stock purchase rights) for $17.50 per share (and attached right). Williams and Transco have also entered into a stock option agreement providing for the grant of an option to Williams to purchase up to 7.5 million additional shares of Transco's common stock at $17.50 per share. On January 18, 1995, Williams accepted for payment, pursuant to the terms of the tender offer, 24.6 million shares of Transco's common stock. Williams used funds obtained from the sale of the major portion of its telecommunications assets to acquire the Transco stock and will also use such funds to pay all related fees and expenses of the offer and merger.

         Under the terms of the Agreement and upon completion of appropriate filings with the Securities and Exchange Commission and approval by Transco's stockholders, a stock merger will occur in which the shares of Transco's common stock not purchased in the tender offer will be exchanged for 0.625 shares of Williams' Common Stock. Total value of the transaction, including the exchange or retirement of Transco's outstanding preferred stock and assumption of indebtedness, is approximately $3 billion.

         Based on information filed by Transco with the SEC, Transco owns and operates Transcontinental Gas Pipe Line Corporation, Texas Gas Transmission Corporation and Transco Gas Marketing Company and has investments in other energy assets. Transcontinental Gas Pipe Line, headquartered in Houston, Texas, owns and operates 10,500 miles of pipeline extending from the Gulf of Mexico through the South and along the Eastern Seaboard to New York City. Its primary customers are natural gas and electric utility companies in the East and Northeast. Texas Gas Transmission, headquartered in Owensboro, Kentucky, owns and operates 6,100 miles of pipeline extending from the Louisiana Gulf Coast up the Mississippi River Valley to Indiana and Ohio. In addition to serving markets in this area, Texas Gas Transmission also serves the Northeast through connections with other pipelines. Transco Gas Marketing buys, sells and arranges transportation for natural gas primarily in the eastern and midwestern United States and Gulf Coast region, processes natural gas and sells natural gas liquids.

         Within 60 days of the date of filing this Form 8-K, Williams will file an amendment to this Form 8-K to incorporate by reference pro forma financial statements of Williams and Transco on a consolidated basis.
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                                    EXHIBITS


The following exhibits are filed as part of this Report:

Exhibit 2.                (a)     Offer to Purchase, dated December 16, 1994, (filed as Exhibit (a)(1) to Schedule 14D-
                                  1, dated December 16, 1994).

                          (b)     Agreement and Plan of Merger, dated as of December 12, 1994, among Williams, WC
                                  Acquisition Corp. and Transco (filed as Exhibit (c)(1) to Schedule 14D-1, dated
                                  December 16, 1994).

                          (c)     Stock Option Agreement, dated as of December 12, 1994, by and between Williams and
                                  Transco (filed as Exhibit (c)(2) to Schedule 14D-1, dated December 16, 1994).

Exhibit 99.               (a)     Press release, dated December 12, 1994, issued by Williams and Transco (filed as
                                  Exhibit (a)(7) to Schedule 14D-1, dated December 16, 1994).

                          (b)     Press release, dated December 16, 1994, issued by Williams (filed as Exhibit (a)(8) to
                                  Schedule 14D-1, dated December 16, 1994).

                          (c)     Press release, dated January 18, 1995, issued by Williams (filed as Exhibit (a)(13) to
                                  Amendment No. 5 to Schedule 14D-1, dated January 18, 1995).

                          (d)     Press release, dated January 25, 1995, issued by Williams (filed as Exhibit (a)(14) to
                                  Amendment No. 6 to Schedule 14D-1, dated January 25, 1995).

                          (e)     Press release, dated January 30, 1995, issued by Williams and Transco (filed as Exhibit 4 to
                                  Amendment No. 7 to Schedule 14D-1, dated January 30, 1995).

Each exhibit listed above has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.
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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized:


                                           THE WILLIAMS COMPANIES, INC.
                                           (Registrant)


                                           By:_________________________________
                                                    J. Furman Lewis
                                                  Senior Vice President
                                                   and General Counsel




Dated:  January 31, 1995